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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 2000 (except as noted therein) on the consolidated financial statements of JagNotes.com Inc. and subsidiaries as of July 31, 2000 and for the years ended July 31, 2000 and 1999, which report appears in the Annual Report on Form 10-KSB for the year ended July 31, 2000 previously filed by JagNotes.com Inc. and subsidiaries.


                                        J.H. Cohn LLP

                                        /s/ J.H. Cohn LLP

                                        Roseland, New Jersey
                                        December 20, 2000